Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated July 14, 2014 relating to the consolidated financial statements of AdvanSource Biomaterials Corporation as of and for the years ended March 31, 2014 and 2013, included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-8 (File Nos. 333-117594, 333-106607 and 333-05893).

/s/ Liggett, Vogt & Webb, P.A.
New York, NY
July 14, 2014